Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Healthcare Services Group, Inc. (the "Company") for the quarter ended March 31, 2016 as filed with the Securities and Exchange commission on the date hereof (the "Form 10-Q"), Theodore Wahl, the Chief Executive Officer of the Company, and John C. Shea, the Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Form 10-Q fully complies with the requirements of Section 13(a) or 15(d), of the Securities Exchange Act of 1934, as amended; and

(2) That information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Theodore Wahl	/s/ John C. Shea
Theodore Wahl	John C. Shea
President & Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial and Accounting Officer)
April 22, 2016	April 22, 2016